UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 6, 2010 (May 4, 2010)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4370 Peachtree Rd., N.E., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on Tuesday, May 4, 2010, at which the following matters were submitted to a vote of the shareholders:

(a) A vote regarding the election of ten (10) directors of the Company to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified:

Shares Voted
	For	Withhold	Not Voted
J. Mack Robinson	16,549,640	780,578	3,500,884
Hilton H. Howell, Jr.	16,603,075	727,143	3,500,884
Edward E. Elson	17,281,557	48,661	3,500,884
Harold K. Fischer	17,281,552	48,666	3,500,884
Samuel E. Hudgins	17,230,732	99,486	3,500,884
D. Raymond Riddle	17,284,052	46,166	3,500,884
Harriett J. Robinson	17,231,232	98,986	3,500,884
Scott G. Thompson	16,549,715	780,503	3,500,884
William H. Whaley, M.D.	16,504,486	825,732	3,500,884
Dom H. Wyant	17,284,057	46,161	3,500,884

(b) A vote regarding ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the 2010 fiscal year:

Shares Voted
For	Against	Abstain
20,816,595	4,468	10,039

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

By: /s/ John G. Sample, Jr.
John G. Sample, Jr. Senior Vice President and Chief Financial Officer

                          Date:    May 6, 2010